Exhibit 99.1

DEPARTMENT OF THE TREASURY
BUREAU OF ALCOHOL,  TOBACCO AND FIREARMS
8002 Federal  Office  Building 550 Main Street
Cincinnati, Ohio 45202-3263
February 14, 2000

                                                                    802023:SLC
                                                                    5100
                                                                    NV-I-874

White Diamond Spirits, Inc.
701 No. Green Valley Parkway, Suite 200
Henderson, Nevada 89104

Gentlemen:

Enclosed for proper filing at the permit premises is your Importer's Basic Permit No. NV-I-874, which has been amended this date to reflect the change in location from 3525 East Harmon Avenue, Las Vegas, Nevada 89121 to 701 No. Green Valley Parkway, Suite 200, Henderson, Nevada 89104. A copy of your application on ATF F 1643 us attached to the permit.

Receipt is acknowledged of your Importer's Basic Permit No. NV-I-874, which has been appropriately marked and filed.

Please tell us promptly if you have any further changes of name, location, ownership or type of business.

If you have any questions, please contact Sandy Clark, ATF Specialist at 1-800-398-2282 or 513-684-7274. You may also write to the letterhead address.


                                            Sincerely yours,


                                            /s/ Barb Jeffries for

                                            Roger L. Bowling
                                            Chief , National Revenue Center

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



         DEPARTMENT OF THE TREASURY                        1. PERMIT NO.
 BUREAU OF ALCOHOL, TOBACCO AND FIREARMS                         NV-I-874

             BASIC PERMIT                                  2. DATE OF PERMIT
                                                                 AUGUST 18, 1999

 (Under Federal Alcohol Administration Act)

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5. NAME AND ADDRESS OF PERMITTEE                 3. REGISTRY NO. (if applicable)
     (Number and street, city or town,
      State and zip code)

                                                 4. DATE OF AMENDED APPLICATION
                                                         JANUARY 27, 2000

WHITE DIAMOND SPIRITS, INC.
701 No. Green Valley Parkway, Suite 200
Henderson, Nevada 89104                        ((BUREAU OF ALCOHOL, TOBACCO AND
                                                               FIREARMS STAMP))
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6. TRADE NAMES AUTHORIZED BY THIS PERMIT
 (Trade name approval does not constitute approval as a brand name for labeling purposes. If needed, list on reverse or use continuation sheet)

WHITE DIAMOND SPIRITS; WHITE DIAMOND IMPORTERS; WDS

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7. PERMIT GRANTED FOR (ONE TYPE OF OPERATION ONLY)

         Pursuant to the application of the date indicated in item 4, you are authorized and permitted to engage at the above address, in the business of:

a.   __ Distilled Spirits     __ distiller     __ rectifier (processor)
     __ warehouseman and/or    __ warehouseman and bottler
       and while so engaged to sell, offer or deliver for sale, contract to sell or ship, in interstate or foreign commerce, the distilled spirits so distilled or rectified, or warehoused and bottled, or the wines so rectified.
b.  __ Wine                __ producer and blender                     __blender
       and while so engaged, to sell, offer or deliver for sale, contract to sell or ship, in interstate or foreign commerce, the wine so produced or blended.
c. X Importer - Importing into the United States the following alcoholic beverages: DISTILLED SPIRITS and while so engaged to sell, offer to deliver for sale, contract to sell or ship, in interstate or foreign commerce, the alcoholic beverages so imported.
d. __ Wholesaler - Purchasing for resale at wholesale the following alcoholic beverages:
       and while so engaged to receive or to sell, offer to deliver for sale, contract to sell or ship, in interstate or foreign commerce, the alcoholic beverages so purchased.

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This  permit  is  conditioned  upon your  compliance  with the  Federal  Alcohol
Administration Act; the Twenty-first Amendment and laws relating to its enforcement; all other Federal laws relating to distilled spirits, wine and malt beverages, including taxes with respect to them; the Federal Water Pollution Control Act; and all applicable regulations made pursuant to law which are now, or may hereafter be, in force.

         The basic permit is effective from the date shown above and will remain
in  force  until  suspended,  revoked,  annulled,   voluntarily  surrendered  or
automatically terminated.

     THIS PERMIT WILL AUTOMATICALLY TERMINATE THIRTY DAYS AFTER ANY CHANGE IN PROPRIETORSHIP OR CONTROL OF THE BUSINESS, unless an application for a new basic permit is made by the transferee or permittee within the thirty day period. If an application for a new basic permit is timely filed, the outstanding basic permit will continue in effect until the application is acted on by the District Director, Bureau of Alcohol, Tobacco and Firearms.


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
     THIS PERMIT IS NOT TRANSFERABLE, ANY CHANGE IN THE TRADE NAME, CORPORATE NAME, MANAGEMENT OR ADDRESS OF THE BUSINESS COVERED BY THIS PERMIT, OR ANY CHANGE IN STOCK OWNERSHIP (MORE THAN 10%) MUST BE REPORTED TO THE DISTRICT DIRECTOR WITHOUT DELAY.



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     THIS IS AN              ORIGINAL PERMIT                   X  AMENDED PERMIT


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REASON FOR AMENDMENT                                         DATE OF AMENDMENT
     CHANGE IN LOCATION                                      FEBRUARY 14, 2000

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SIGNATURE OF DISTRICT DIRECTOR, BUREAU OF ALCOHOL, TOBACCO AND FIREARMS

BY AUTHORITY OF DD   /s/ Barb Jeffries
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ATF FORM 1631  (5170.2x11-87)  Replaces  ATF Forms  5110.10,  5120.18 and 5170.3
which are obsolete.


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